UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2006

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2006, the Board of Directors of STERIS Corporation (the “Company”), based on the recommendation of the Compensation and Corporate Governance Committee, approved the following awards of stock options and restricted stock or restricted stock units to the Company’s “named executive officers” as follows: Les C. Vinney, 62,500 options, 20,850 restricted stock units; Laurie Brlas, 11,250 options, 4,000 restricted shares; Peter A. Burke, 11,250 options, 4,000 restricted shares; Gerard J. Reis, 11,250 options, 4,000 restricted shares; and Charles L. Immel, 11,250 options, 4,000 restricted shares. These equity awards were granted pursuant to the terms of the STERIS Corporation 2006 Long-Term Incentive Plan, which was approved by the Company’s shareholders on July 26, 2006 at the Company’s annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By	/s/ Mark D. McGinley
Mark D. McGinley
Senior Vice President, General Counsel, and Secretary

Date: September 13, 2006